Exhibit 99.1

NextDecade Announces Positive Final Investment Decision

on Rio Grande LNG Phase 1

HOUSTON ‐ (Business Wire) ‐ July 12, 2023 ‐ NextDecade Corporation (NextDecade, the Company) (NASDAQ: NEXT) is proud to announce it has made a positive final investment decision (FID) to construct the first three liquefaction trains (Phase 1) at the Company’s 27 million tonnes per annum (MTPA) Rio Grande LNG (RGLNG) export facility in Brownsville, Texas.

Today, the Company:

●

Executed and closed a joint venture agreement for Phase 1 which included approximately $5.9 billion of financial commitments from Global Infrastructure Partners (GIP), GIC, Mubadala Investment Company (Mubadala), (collectively, the Financial Investors), and TotalEnergies (NYSE: TTE);

●	Committed to invest approximately $283 million in Phase 1 including $125 million of pre-FID capital investments into Phase 1;

●	Closed senior secured non-recourse bank credit facilities of $11.6 billion, consisting of $11.1 billion in construction term loans and a $500 million working capital facility; and

●	Closed a $700 million senior secured non-recourse private placement notes offering.

The $18.4 billion project financing for RGLNG Phase 1, is the largest greenfield energy project financing in U.S. history and underscores the critical role that LNG and natural gas will continue to play in the global energy transition. Industry experts expect a global shortfall of LNG before 2030, which if not addressed by projects such as RGLNG, may result in a prolonged reliance on other more carbon intensive fuels such as coal and oil.

In conjunction with making a positive FID, RGLNG issued the notice to proceed (NTP) to Bechtel Energy Inc. (Bechtel) to begin construction of Phase 1 under its lump-sum turnkey engineering, procurement, and construction contracts (EPC). The final EPC cost at NTP is approximately $12.0 billion. The remaining expected project costs to be covered by the financing that closed today are: owner’s costs and contingencies of approximately $2.3 billion, dredging for the Brazos Island Harbor Channel Improvement Project, conservation of more than 4,000 acres of wetland and wildlife habitat area and installation of utilities of approximately $600 million, and interest during construction and other financing costs of approximately $3.1 billion.

Phase 1, with nameplate liquefaction capacity of 17.6 MTPA, has 16.2 MTPA of long-term binding LNG sale and purchase agreements (SPAs) with TotalEnergies, Shell NA LNG LLC, ENN LNG Pte Ltd, Engie S.A., ExxonMobil LNG Asia Pacific, Guangdong Energy Group, China Gas Hongda Energy Trading Co., Galp Trading S.A. and Itochu Corporation.

“Achieving FID and issuing NTP on RGLNG Phase 1 is a landmark event reflecting years of hard work and dedication by NextDecade’s employees, shareholders, construction partners, equipment suppliers, and customers,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “I want to specifically recognize the Rio Grande Valley community, the Port of Brownsville and the countless leaders and officials at the local, state, and federal levels that have supported us throughout the development of RGLNG Phase 1.”

“Achieving FID is an important milestone in NextDecade’s mission of becoming a reliable supplier of low-carbon LNG that will replace coal with a cleaner source of energy,” said Bayo Ogunlesi, Chairman and Chief Executive Officer of Global Infrastructure Partners. “Our investment in RGLNG affirms GIP’s commitment to promoting decarbonization, energy security and energy affordability.”

“We are delighted with this final investment decision that enables us to launch the construction of this new LNG liquefaction plant in the United States, to which TotalEnergies will contribute its expertise in the development of major LNG projects,” said Patrick Pouyanné, Chairman and CEO of TotalEnergies. “This project gives TotalEnergies access to competitive LNG thanks to its low production costs. LNG from this first phase will boost TotalEnergies U.S. LNG export capacity to over 15 MTPA by 2030, and thus our ability to contribute to European gas security, and to provide customers in Asia with an alternative form of energy that is half as emissive as coal.”

“Today’s announcement marks a pivotal milestone in Mubadala’s enduring partnership with NextDecade in the development of RGLNG,” said Khaled Abdulla Al Qubaisi, Chief Executive Officer of Mubadala’s Real Estate & Infrastructure Investments platform. “Mubadala is delighted to welcome GIP, GIC and TotalEnergies into the partnership as RGLNG enters its next phase of development.”

“NextDecade is on a mission to produce lower-carbon intensive LNG for its customers, and we’re honored to be their partner,” said Paul Marsden, President of Bechtel Energy. “Today, as we commence engineering, procurement, and construction on the first phase of this project, we reaffirm our commitment to the community through quality jobs, training, and support for the supply chain and small businesses.”

Under the joint venture agreement executed today, NextDecade will hold equity interests that entitle the Company to receive up to 20.8% of the cash flows generated by Phase 1 during operations. Financial Investors and TTE will hold equity interests that entitle them to a minimum of 62.5% and 16.7% of the cash flows generated by Phase 1 during operations, respectively.

As part of the transaction, Financial Investors and TTE each have options to invest in RGLNG Train 4 and Train 5 equity, and options to invest in the planned carbon capture and sequestration project at RGLNG. TTE’s right to invest in Train 4 and Train 5 is conditioned on exercising their LNG purchase rights of 1.5 MTPA in each of Train 4 and Train 5. The Company believes these options with its partners will enable NextDecade to deliver the full FERC-approved five-train RGLNG project over time.

"We look forward to delivering this important LNG project that will supply the world with reliable, and lower-carbon intensive LNG, while proudly supporting the Rio Grande Valley community by investing billions of dollars and creating thousands of much needed and well-deserved jobs,” said Schatzman. “Now our focus turns to safely constructing Phase 1 on time and on budget and progressing commercial negotiations on RGLNG Train 4 and Train 5 to further expand our LNG platform and grow NextDecade shareholder value.”

Latham & Watkins LLP acted as lead outside counsel to NextDecade on the project financing transactions. MUFG Bank, Ltd. acted as financial advisor to NextDecade in connection with the debt financing and Macquarie Capital (USA) Inc. acted as financial advisor to NextDecade in connection with the equity financing.

Kirkland & Ellis LLP acted as legal counsel to GIP, Jones Day acted as legal counsel to TotalEnergies, Sidley Austin LLP acted as legal counsel to GIC, White & Case LLP acted as legal counsel to Mubadala and Norton Rose Fulbright US LLP acted as legal counsel to the lenders.

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About NextDecade Corporation

NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest planned carbon capture and storage projects in North America. We are also working with third-party customers to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.

Contacts:

IR@next-decade.com
communications@next-decade.com

About Global Infrastructure Partners (GIP)

Global Infrastructure Partners (GIP) is a leading infrastructure investor that specializes in investing in, owning and operating the largest and most complex assets across the energy, transport, digital infrastructure and water and waste management sectors. We are a leader in decarbonization and well positioned to support the global energy transition. Headquartered in New York, GIP has offices in Brisbane, Delhi, Hong Kong, London, Melbourne, Mumbai, Singapore, Stamford and Sydney.

GIP has $100 billion in assets under management. Our portfolio companies have combined annual revenues of approximately $80 billion and employ over 100,000 people. Our focus on real infrastructure assets, combined with our deep proprietary origination network and comprehensive operational expertise, enables us to be responsible stewards of our investors' capital and to create positive economic impact for communities. For more information, visit www.global-infra.com.

Contact:

Global Infrastructure Partners (GIP) Communications:

Mustafa Riffat │ mustafa.riffat@global-infra.com

About TotalEnergies

TotalEnergies is a global multi-energy company that produces and markets energies: oil and biofuels, natural gas and green gases, renewables and electricity. Our more than 100,000 employees are committed to energy that is ever more affordable, cleaner, more reliable and accessible to as many people as possible. Active in nearly 130 countries, TotalEnergies puts sustainable development in all its dimensions at the heart of its projects and operations to contribute to the well-being of people.

Contacts :

Media Relations : +33 (0)1 47 44 46 99 │ presse@totalenergies.com │ @TotalEnergiesPR
Investor Relations : +33 (0)1 47 44 46 46 │ ir@totalenergies.com

About GIC

GIC is a leading global investment firm established in 1981 to secure Singapore's financial future. As the manager of Singapore's foreign reserves, GIC takes a long-term, disciplined approach to investing, and is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. The firm's long- term approach, multi-asset capabilities, and global connectivity enable them to be an investor of choice. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries. Further information is available at https://www.gic.com.sg.

Contact:

Katy Conrad, Senior Vice President, Communications & Corporate Affairs: (212) 856-2407 katyconrad@gic.com.sg

About Mubadala Investment Company

Mubadala Investment Company is a sovereign investor managing a global portfolio, aimed at generating sustainable financial returns for the Government of Abu Dhabi. Mubadala’s $276 billion (AED 1015 billion) portfolio spans six continents with interests in multiple sectors and asset classes. We leverage our deep sectoral expertise and long-standing partnerships to drive sustainable growth and profit, while supporting the continued diversification and global integration of the economy of the United Arab Emirates.

For more information about Mubadala Investment Company, please visit: www.mubadala.com

For media inquiries: mubadalareii@edelman.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” and “forecast” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include NextDecade’s progress in the development of its LNG liquefaction and export projects and CCS projects and the timing of that progress; reliance on third-party contractors to successfully complete the Rio Grande LNG terminal (the “Terminal”), the pipeline to supply gas to the Terminal and any CCS projects; ability to comply with the terms of debt and commercial agreements related to the Terminal; ability to develop NEXT Carbon Solutions’ business though implementation of CCS projects; ability to secure additional debt and equity financing in the future on commercially acceptable terms; accuracy of estimated costs for the Terminal and CCS projects; ability to achieve operational characteristics of the Terminal and CCS projects, when completed, including liquefaction capacities and amount of CO2 captured and stored, and any differences in such operational characteristics from expectations; development risks, operational hazards and regulatory approvals applicable to NextDecade’s development, construction and operation activities and those of its third-party contractors and counterparties; technological innovation which may lessen NextDecade’s anticipated competitive advantage or demand for its offerings; global demand for and price of LNG; availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG and CCS industries, including environmental laws and regulations that impose significant compliance costs and liabilities; scope of implementation of carbon pricing regimes aimed at reducing greenhouse gas emissions; global development and maturation of emissions reduction credit markets; adverse changes to existing or proposed carbon tax incentive regimes; global pandemics, including the 2019 novel coronavirus pandemic, the Russia-Ukraine conflict, other sources of volatility in the energy markets and their impact on NextDecade’s business and operating results, including any disruptions in its operations or development of the Terminal and the health and safety of its employees, and on its customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of our securities on the Nasdaq Capital Market or another securities exchange or quotation medium; changes adversely affecting the businesses in which NextDecade is engaged; management of growth; general economic conditions; ability to generate cash; and the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.